UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): MARCH 30, 2005

                         COMMISSION FILE NO.: 000-50541

                           DRAGON GOLD RESOURCES, INC.
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                                      88-0507007
----------------------------                    --------------------------
(STATE OR OTHER JURISDICTION                  (IRS EMPLOYER  IDENTIFICATION NO.)
    OF INCORPORATION)

         REGENTS PLACE, 338 EUSTON ROAD, LONDON, UNITED KINGDOM NW1 3BT
          -----------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                44-207-416-4920
                           -------------------------
                           (ISSUER TELEPHONE NUMBER)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2005, Dragon Gold Resources, Inc. (the "Company"), entered into an Offshore Securities Subscription Agreement ("Agreement"), with Anglo Asian Resources, Inc. ("Anglo"),a Marshall Islands corporation. Under the Agreement, Anglo agreed to purchase 200,000 shares of the Company's common stock for US $100,000 (or US $0.50 per share).

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On March 30, 2005, pursuant to the Agreement, the Company agreed to issue 200,000 restricted shares of the Company's common stock to Anglo, in a transaction not registered under the Securities Act of 1933 (the "Act"). The Company claims an exemption from registration afforded by Regulation S of the Act ("Regulation S"), since the forgoing issuance will be made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        DRAGON GOLD RESOURCES, INC.

April 4, 2005

                        /s/ Johannes Petersen
                        ----------------------
                        Johannes Petersen
                        Chief Executive Officer